Exhibit 99.(p)

National Life Insurance Company®

Power of Attorney

The undersigned Directors of National Life Insurance Company each hereby appoint Lisa F. Muller, Christopher B. Zimmerman, and Mehran Assadi, or any of them, as his or her attorney-in-fact, to execute in his or her name, and on his or her behalf, the following records, filed on or after the execution date indicated below, on Form N-4, Form N-6, or Form N-VPFS respectively, by National Life Insurance Company, and to file the same, with all exhibits, with the Securities and Exchange Commission:

1.	The Sentinel Advantage Variable Annuity and Sentinel Advantage Variable Annuity 5 registration statements and all amendments thereto filed on Form N-4 (File No. 333- 19583); and
2.	Any other variable universal life and variable annuity registration statements and all amendments and supplements thereto filed on Form N-4, N-6, N-VPFS or any similar Form, or any filing type typically associated with the filing of variable universal life and variable annuity registration statements, and associated financial statement filings.

/s/ Mehran Assadi	/s/ Thomas H. MacLeay
Mehran Assadi	Thomas H. MacLeay
Chair, President & Chief Executive Officer	Director
(Principal Executive Officer)

/s/ Yvette D. Bright	/s/ Roger B. Porter
Yvette D. Bright	Roger B. Porter
Director	Director

/s/ James H. Douglas	/s/ Marcos Mendes Gabriel
James H. Douglas	Marcos Mendes Gabriel
Director	Director

/s/ Martha Leiper	/s/ Harris H. Simmons
Martha Leiper	Harris H. Simmons
Director	Director

Racquel Oden
Director

Feb 13, 2026
Execution Date

National Life Group® is a trade name of National Life Insurance Company (NLIC) and its affiliates.

National Life Variable Contracts distributed by Equity Services, Inc., Member FINRA/SIPC, Broker/Dealer Affiliate of NLIC.

Centralized Mailing Address: One National Life Drive, Montpelier, VT 05604 | P: 1-800-732-8939 | F: 802-229-7234 | www.NationalLife.com